Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Second Quarter 2018 Results

Revenue Up 20% Year Over Year

SAN JOSE, California, July 30, 2018 - Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, today announced its unaudited results for the second quarter of 2018.

“Continued execution of our CableOS and VOS strategy drove sequential and year over year revenue growth and gross margin expansion, and a return to non-GAAP profitability,” said Patrick Harshman, president and chief executive officer of Harmonic. “Looking ahead, we remain confident that CableOS is firmly on track to become a market-leading cable access platform, and that VOS software and SaaS momentum will continue to enable a more consistently profitable Video segment.”

Q2 Financial and Business Highlights

•	GAAP revenue $99.2 million, up 20% year over year; non-GAAP revenue $99.4 million, up 21% year over year.

•	Cable Access segment revenue: GAAP $20.0 million; non-GAAP $20.2 million, up over 70% year over year.

•	Video segment operating profit: 7.9% operating margin, up $15.2 million year over year.

•	Operating income: GAAP $0.6 million and non-GAAP $6.8 million, compared to GAAP loss $27.4 million and non-GAAP loss $16.4 million in the year ago period.

•	EPS: GAAP net loss per share 3 cents and non-GAAP net income per share 5 cents, compared to GAAP net loss per share 39 cents and non-GAAP net loss per share 20 cents in the year ago period.

•	Bookings $107.9 million, up 18% year over year, drove record backlog and deferred revenue to $230.4 million, up 19% year over year.

•	CableOS deployments continued to scale, surpassing 400,000 served cable modems, up 100% quarter over quarter.

•	Over 34,000 OTT channels deployed globally, up 6% quarter over quarter, powered in part by multiple new VOS SaaS wins.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q1 2018	Q2 2017
	(in millions, except per share data)
Net revenue	$99.2	$90.1	$82.3	$99.4	$90.2	$82.3
Net income (loss)	$(2.9)	$(13.7)	$(31.5)	$4.6	$(1.1)	$(15.7)
Diluted EPS	$(0.03)	$(0.16)	$(0.39)	$0.05	$(0.01)	$(0.20)

Other Financial Information				Q2 2018	Q1 2018	Q2 2017
				(in millions)
Bookings for the quarter				$107.9	$102.6	$91.1
Backlog and deferred revenue as of quarter end				$230.4	$224.4	$194.4
Cash as of quarter end				$54.1	$52.0	$52.9
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Financial Guidance

GAAP Financial Guidance	Q3 2018		Q4 2018		2018
	Low	High	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$93.0	$103.0	$105.0	$118.0	$388.0	$411.0
Video	$70.0	$76.0	$75.0	$82.0	$296.0	$309.0
Cable Access	$23.0	$27.0	$30.0	$36.0	$92.0	$102.0
Gross Margin %	48.4%	49.5%	48.0%	51.2%	50.3%	51.3%
Operating Expenses	$55.1	$56.1	$53.5	$54.5	$215.8	$217.8
Operating Income (Loss)	$(11.1)	$(4.1)	$(4.1)	$6.9	$(22.8)	$(4.8)
Tax Benefit (Expense)	$(0.7)	$(0.7)	$(0.7)	$(0.7)	$(2.8)	$(2.8)
EPS	$(0.17)	$(0.09)	$(0.09)	$0.03	$(0.45)	$(0.24)
Shares	86.4	86.4	87.0	88.5	85.7	85.7
Cash	$50.0	$60.0	$50.0	$60.0	$50.0	$60.0

Non-GAAP Financial Guidance	Q3 2018		Q4 2018		2018
	Low	High	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$93.0	$103.0	$105.0	$118.0	$388.0	$411.0
Video	$70.0	$76.0	$75.0	$82.0	$296.0	$309.0
Cable Access	$23.0	$27.0	$30.0	$36.0	$92.0	$102.0
Gross Margin %	51.0%	52.0%	50.0%	52.0%	52.0%	53.0%
Operating Expenses	$49.0	$50.0	$50.0	$51.0	$195.0	$197.0
Operating Income (Loss)	$(3.0)	$4.0	$1.0	$12.0	$6.0	$24.0
Tax Rate	16%	16%	16%	16%	16%	16%
EPS	$(0.05)	$0.03	$—	$0.09	$(0.01)	$0.16
Shares	86.4	87.4	87.0	88.5	85.7	86.6
Cash	$50.0	$60.0	$50.0	$60.0	$50.0	$60.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, July 30, 2018. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling 1.574.990.1032 or +1.800.240.9147 (passcode 1778335). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 1778335).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables  media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The company has also revolutionized cable access networking via the industry's first virtualized CCAP solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers' homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP EPS, share count and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS™ product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2017, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition- and integration-related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition- and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Inventory fair value adjustment - Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of our long-term investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Gain (loss) on equity investments - We exclude the change in fair value of our equity investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.
CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	June 29, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$54,098	$57,024
Accounts receivable, net	82,635	69,844
Inventories	22,994	25,976
Prepaid expenses and other current assets	19,377	18,931
Total current assets	179,104	171,775
Property and equipment, net	25,631	29,265
Goodwill	241,176	242,827
Intangibles, net	17,010	21,279
Other long-term assets	42,863	42,913
Total assets	$505,784	$508,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$1,723	$7,610
Accounts payable	28,992	33,112
Income taxes payable	560	233
Deferred revenue	56,278	52,429
Accrued and other current liabilities	51,221	48,705
Total current liabilities	138,774	142,089
Convertible notes, long-term	111,702	108,748
Other debts and capital lease obligations, long-term	14,318	15,336
Income taxes payable, long-term	1,086	917
Other non-current liabilities	19,169	22,626
Total liabilities	285,049	289,716

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 85,439 and 82,554 shares issued and outstanding at June 29, 2018 and December 31, 2017, respectively	85	83
Additional paid-in capital	2,283,649	2,272,690
Accumulated deficit	(2,062,988)	(2,057,812)
Accumulated other comprehensive income (loss)	(11)	3,382
Total stockholders' equity	220,735	218,343
Total liabilities and stockholders' equity	$505,784	$508,059

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenue:
Product	$60,599	$50,190	$115,973	$100,594
Service	38,561	32,125	73,314	64,664
Total net revenue	99,160	82,315	189,287	165,258
Cost of revenue:
Product	31,251	32,005	57,860	58,107
Service	16,306	16,495	32,641	32,928
Total cost of revenue	47,557	48,500	90,501	91,035
Gross profit	51,603	33,815	98,786	74,223
Operating expenses:
Research and development	21,542	27,055	44,999	51,937
Selling, general and administrative	27,988	32,625	59,151	67,256
Amortization of intangibles	800	780	1,604	1,554
Restructuring and related charges	631	777	1,717	2,056
Total operating expenses	50,961	61,237	107,471	122,803
Income (loss) from operations	642	(27,422)	(8,685)	(48,580)
Interest expense, net	(2,863)	(2,680)	(5,620)	(5,270)
Other income (expense), net	199	(819)	(333)	(1,330)
Loss before income taxes	(2,022)	(30,921)	(14,638)	(55,180)
Provision for income taxes	891	579	1,969	347
Net loss	$(2,913)	$(31,500)	$(16,607)	$(55,527)
Net loss per share:
Basic and diluted	$(0.03)	$(0.39)	$(0.20)	$(0.69)
Shares used in per share calculation:
Basic and diluted	85,304	80,590	84,616	80,203

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended
	June 29, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(16,607)	$(55,527)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	4,194	4,144
Depreciation	6,771	7,139
Stock-based compensation	8,769	7,387
Amortization of discount on convertible debt	2,954	2,676
Amortization of non-cash warrant	395	416
Restructuring, asset impairment and loss on retirement of fixed assets	93	228
Deferred income taxes	530	(38)
Foreign currency adjustments	(1,042)	1,131
Provision for excess and obsolete inventories	822	5,094
Allowance for doubtful accounts, returns and discounts	623	3,274
Other non-cash adjustments, net	64	189
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(13,572)	23,479
Inventories	2,000	2,912
Prepaid expenses and other assets	1,897	5,933
Accounts payable	(4,187)	1,434
Deferred revenue	9,378	1,308
Income taxes payable	503	228
Accrued and other liabilities	(337)	(8,793)
Net cash provided by operating activities	3,248	2,614
Cash flows from investing activities:
Proceeds from maturities of investments	—	3,106
Proceeds from sale of investments	—	3,792
Purchases of property and equipment	(3,181)	(5,943)
Net cash (used in) provided by investing activities	(3,181)	955
Cash flows from financing activities:
Proceeds from other debts and capital leases	—	164
Repayment of other debts and capital leases	(6,176)	(6,650)
Proceeds from common stock issued to employees	2,366	2,117
Payment of tax withholding obligations related to net share settlements of restricted stock units	(54)	(2,726)
Net cash used in financing activities	(3,864)	(7,095)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(588)	935
Net decrease in cash, cash equivalents and restricted cash	(4,385)	(2,591)
Cash, cash equivalents and restricted cash at beginning of period	58,757	57,420
Cash, cash equivalents and restricted cash at end of period	$54,372	$54,829

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same amounts presented in the Condensed Consolidated Statements of Cash Flows (in thousands):

	June 29, 2018	December 31, 2017
Cash and cash equivalents	$54,098	$57,024
Restricted cash included in prepaid expenses and other current assets	274	530
Restricted cash included in other long-term assets	—	1,203
Total cash, cash equivalents and restricted cash	$54,372	$58,757

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	June 29, 2018				March 30, 2018				June 30, 2017
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Product
Video Products	$50,441	$—	$50,441	51%	$47,412	$—	$47,412	52%	$44,824	$—	$44,824	54%
Cable Access	10,159	117	10,276	10%	7,962	67	8,029	9%	5,366	$—	5,366	7%
Services and Support	38,560	167	38,727	39%	34,753	44	34,797	39%	32,125	—	32,125	39%
Total	$99,160	$284	$99,444	100%	$90,127	$111	$90,238	100%	$82,315	$—	$82,315	100%

Geography
Americas	$52,918	$284	$53,202	53%	$48,856	$111	$48,967	54%	$40,611	$—	$40,611	50%
EMEA	31,676	—	31,676	32%	23,202	—	23,202	26%	24,953	—	24,953	30%
APAC	14,566	—	14,566	15%	18,069	—	18,069	20%	16,751	—	16,751	20%
Total	$99,160	$284	$99,444	100%	$90,127	$111	$90,238	100%	$82,315	$—	$82,315	100%

Market
Service Provider	$54,142	$284	$54,426	55%	$52,217	$111	$52,328	58%	$46,420	$—	$46,420	56%
Broadcast and Media	45,018	—	45,018	45%	37,910	—	37,910	42%	35,895	—	35,895	44%
Total	$99,160	$284	$99,444	100%	$90,127	$111	$90,238	100%	$82,315	$—	$82,315	100%

	Six months ended
	June 29, 2018				June 30, 2017
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Product
Video Products	$97,853	$—	$97,853	52%	$90,342	$—	$90,342	55%
Cable Access	18,121	184	18,305	9%	10,252	191	10,443	6%
Services and Support	73,313	211	73,524	39%	64,664	336	65,000	39%
Total	$189,287	$395	$189,682	100%	$165,258	$527	$165,785	100%

Geography
Americas	$101,774	$395	$102,169	54%	$78,517	$416	$78,933	48%
EMEA	54,878	—	54,878	29%	50,392	111	50,503	30%
APAC	32,635	—	32,635	17%	36,349	—	36,349	22%
Total	$189,287	$395	$189,682	100%	$165,258	$527	$165,785	100%

Market
Service Provider	$106,359	$395	$106,754	56%	$94,448	$416	$94,864	57%
Broadcast and Media	82,928	—	82,928	44%	70,810	111	70,921	43%
Total	$189,287	$395	$189,682	100%	$165,258	$527	$165,785	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended June 29, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$79,208	$20,236	$99,444	$(284)	$99,160
Gross profit	43,558	10,187	53,745	(2,142)	51,603
Gross margin%	55.0%	50.3%	54.0%		52.0%
Operating income (loss)	6,239	540	6,779	(6,137)	642
Operating margin%	7.9%	2.7%	6.8%		0.6%
	Three months ended March 30, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$71,748	$18,490	$90,238	$(111)	$90,127
Gross profit	41,226	8,640	49,866	(2,683)	47,183
Gross margin%	57.5%	46.7%	55.3%		52.4%
Operating income (loss)	1,995	(1,513)	482	(9,809)	(9,327)
Operating margin%	2.8%	(8.2)%	0.5%		(10.3)%
	Three months ended June 30, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$73,379	$8,936	$82,315	$—	$82,315
Gross profit	37,720	1,699	39,419	(5,604)	33,815
Gross margin%	51.4%	19.0%	47.9%		41.1%
Operating loss	(8,947)	(7,411)	(16,358)	(11,064)	(27,422)
Operating margin%	(12.2)%	(82.9)%	(19.9)%		(33.3)%
	Six months ended June 29, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$150,956	$38,726	$189,682	$(395)	$189,287
Gross profit	84,784	18,827	103,611	(4,825)	98,786
Gross margin%	56.2%	48.6%	54.6%		52.2%
Operating income (loss)	8,234	(973)	7,261	(15,946)	(8,685)
Operating margin%	5.5%	(2.5)%	3.8%		(4.6)%
	Six months ended June 30, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$147,832	$17,953	$165,785	$(527)	$165,258
Gross profit	78,604	4,325	82,929	(8,706)	74,223
Gross margin%	53.2%	24.1%	50.0%		44.9%
Operating loss	(14,672)	(13,075)	(27,747)	(20,833)	(48,580)
Operating margin%	(9.9)%	(72.8)%	(16.7)%		(29.4)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended June 29, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$99,160	$51,603	$50,961	$642	$(2,664)	$(2,913)
Accounting impact related to warrant amortization	284	284	—	284	—	284
Stock-based compensation	—	448	(2,564)	3,012	—	3,012
Amortization of intangibles	—	1,295	(800)	2,095	—	2,095
Restructuring and related charges	—	115	(631)	746	—	746
Gain on equity investments	—	—	—	—	(183)	(183)
Non-cash interest expenses related to convertible notes	—	—	—	—	1,501	1,501
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	22
Total adjustments	284	2,142	(3,995)	6,137	1,318	7,477
Non-GAAP	$99,444	$53,745	$46,966	$6,779	$(1,346)	$4,564
As a % of revenue (GAAP)		52.0%	51.4%	0.6%	(2.7)%	(2.9)%
As a % of revenue (Non-GAAP)		54.0%	47.2%	6.8%	(1.4)%	4.6%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.03)
Diluted net income per share-Non-GAAP						$0.05
Shares used to compute diluted net income (loss) per share:
GAAP						85,304
Non-GAAP						85,758

	Three months ended March 30, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$90,127	$47,183	$56,510	$(9,327)	$(3,289)	$(13,694)
Accounting impact related to warrant amortization	111	111	—	111	—	111
Stock-based compensation	—	515	(5,242)	5,757	—	5,757
Amortization of intangibles	—	1,295	(804)	2,099	—	2,099
Restructuring and related charges	—	762	(1,086)	1,848	—	1,848
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Non-cash interest expenses related to convertible notes	—	—	—	—	1,454	1,454
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,294
Total adjustments	111	2,683	(7,126)	9,809	1,454	12,557
Non-GAAP	$90,238	$49,866	$49,384	$482	$(1,835)	$(1,137)
As a % of revenue (GAAP)		52.4%	62.7%	(10.3)%	(3.6)%	(15.2)%
As a % of revenue (Non-GAAP)		55.3%	54.7%	0.5%	(2.0)%	(1.3)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.16)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						83,912

	Three months ended June 30, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$82,315	$33,815	$61,237	$(27,422)	$(3,499)	$(31,500)
Cable Edge inventory charge	—	3,331	—	3,331	—	3,331
Stock-based compensation	—	700	(3,436)	4,136	—	4,136
Amortization of intangibles	—	1,295	(780)	2,075	—	2,075
Restructuring and related charges	—	278	(777)	1,055	—	1,055
TVN acquisition-and integration-related costs	—	—	(467)	467	—	467
Non-cash interest expenses related to convertible notes	—	—	—	—	1,360	1,360
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,354
Total adjustments	$—	$5,604	$(5,460)	$11,064	$1,360	$15,778
Non-GAAP	$82,315	$39,419	$55,777	$(16,358)	$(2,139)	$(15,722)
As a % of revenue (GAAP)		41.1%	74.4%	(33.3)%	(4.3)%	(38.3)%
As a % of revenue (Non-GAAP)		47.9%	67.8%	(19.9)%	(2.6)%	(19.1)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.39)
Diluted net loss per share-Non-GAAP						$(0.20)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,590

	Six months ended June 29, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense	Net Income (Loss)
GAAP	$189,287	$98,786	$107,471	$(8,685)	$(5,953)	$(16,607)
Accounting impact related to warrant amortization	395	395	—	395	—	395
Stock-based compensation	—	963	(7,806)	8,769	—	8,769
Amortization of intangibles	—	2,590	(1,604)	4,194	—	4,194
Restructuring and related charges	—	877	(1,717)	2,594	—	2,594
Gain on equity investments	—	—	—	—	(183)	(183)
Non-cash interest expenses related to convertible notes	—	—	—	—	2,955	2,955
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,316
Total adjustments	$395	$4,825	$(11,121)	$15,946	$2,772	$20,034
Non-GAAP	$189,682	$103,611	$96,350	$7,261	$(3,181)	$3,427
As a % of revenue (GAAP)		52.2%	56.8%	(4.6)%	(3.1)%	(8.8)%
As a % of revenue (Non-GAAP)		54.6%	50.8%	3.8%	(1.7)%	1.8%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.20)
Diluted net income per share-Non-GAAP						$0.04
Shares used to compute diluted net income (loss) per share:
GAAP						84,616
Non-GAAP						85,052

	Six months ended June 30, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$165,258	$74,223	$122,803	$(48,580)	$(6,600)	$(55,527)
Cable Edge inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impacts related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	416	416	—	416	—	416
Stock-based compensation	—	1,145	(6,242)	7,387	—	7,387
Amortization of intangibles	—	2,590	(1,554)	4,144	—	4,144
Restructuring and related charges	—	786	(2,056)	2,842	—	2,842
TVN acquisition-and integration-related costs	—	342	(2,275)	2,617	—	2,617
Non-cash interest expenses related to convertible notes	—	—	—	—	2,676	2,676
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	5,098
Total adjustments	527	8,706	(12,127)	20,833	2,676	28,607
Non-GAAP	$165,785	$82,929	$110,676	$(27,747)	$(3,924)	$(26,920)
As a % of revenue (GAAP)		44.9%	74.3%	(29.4)%	(4.0)%	(33.6)%
As a % of revenue (Non-GAAP)		50.0%	66.8%	(16.7)%	(2.4)%	(16.2)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.69)
Diluted net loss per share-Non-GAAP						$(0.34)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,203

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q3 2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$93.0 to $103.0	$45.0 to $51.0	$55.1 to $56.1	$(11.1) to $(4.1)	$(3.3)	$(15.1) to $(7.5)
Stock-based compensation	—	0.7	(5.3)	6.0	—	6.0
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.5	1.5
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0.9 to $1.5
Total adjustments	—	2.0	(6.1)	8.1	1.5	$10.5 to $11.1
Non-GAAP	$93.0 to $103.0	$47.0 to $53.0	$49.0 to $50.0	$(3.0) to $4.0	$(1.8)	$(4.0) to $3.0
As a % of revenue (GAAP)		48.4% to 49.5%	53.5% to 60.3%	(11.9)% to (4.0)%	(3.5%)	(16.2)% to (7.3)%
As a % of revenue (Non-GAAP)		51% to 52%	47.5% to 54.0%	(3)% to 4%	(2%)	(4)% to 3%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.17) to $(0.09)
Diluted net (loss) income per share-Non-GAAP					$(0.05) to $0.03
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					86.4
Shares used to compute diluted net income per share:
Non-GAAP					87.4

	Q4 2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$105.0 to $118.0	$50.4 to $60.4	$53.5 to $54.5	$(4.1) to $6.9	$(3.4)	$(8.2) to $2.5
Stock-based compensation	—	0.3	(2.7)	3.0	—	3.0
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.6	1.6
Tax effect of non-GAAP adjustments	—	—	—	—	—	$(1.2) to $1.5
Total adjustments	—	1.6	(3.5)	5.1	1.6	$5.5 to $8.2
Non-GAAP	$105.0 to $118.0	$52.0 to $62.0	$50.0 to $51.0	$1.0 to $12.0	$(1.8)	$0.0 to $8.0
As a % of revenue (GAAP)		48.0% to 51.2%	45.3% to 51.9%	(3.9)% to 5.8%	(3.0%)	(7.8)% to 2.2%
As a % of revenue (Non-GAAP)		50% to 52%	42.5% to 48.5%	1% to 10%	(2%)	0% to 7%
Diluted net income (loss) per share:
Diluted net income (loss) per share-GAAP					$(0.09) to $0.03
Diluted net (loss) income per share-Non-GAAP					$0.00 to $0.09
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					87.0
Shares used to compute diluted net income per share:
GAAP and Non-GAAP					88.5

	2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$388.0 to $411.0	$195.0 to $211.0	$215.8 to $217.8	$(22.8) to $(4.8)	$(13.3)	$(38.8) to $(20.9)
Stock-based compensation	—	1.9	(15.9)	17.8	—	17.8
Amortization of intangibles	—	5.2	(3.2)	8.4	—	8.4
Restructuring and related charges	—	0.9	(1.7)	2.6	—	2.6
Non-cash interest expense related to convertible notes	—	—	—	—	6.1	6.1
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0.0 to $2.9
Total adjustments	—	8.0	(20.8)	28.8	6.1	$34.9 to $37.8
Non-GAAP	$388.0 to $411.0	$203.0 to $219.0	$195.0 to $197.0	$6.0 to $24.0	$(7.2)	$(1.0) to $14.0
As a % of revenue (GAAP)		50.3% to 51.3%	52.5% to 56.1%	(5.9)% to (1.2)%	(3)%	(10.0)% to (5.1)%
As a % of revenue (Non-GAAP)		52% to 53%	47.5% to 51%	1.5% to 6.0%	(2)%	(0.3)% to 3.5%
Diluted income (loss) per share:
Diluted net loss per share-GAAP					$(0.45) to $(0.24)
Diluted net (loss) income per share-Non-GAAP					$(0.01) to $0.16
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					85.7
Shares used to compute diluted net income per share:
Non-GAAP					86.6